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                                                                 EXHIBIT (10)(i)

                                FIRST AMENDMENT
                                       TO
                      1987 MANAGEMENT SHARE INCENTIVE PLAN
                           RESTRICTED STOCK AGREEMENT



          MINE SAFETY APPLIANCES COMPANY, a Pennsylvania corporation (the "Company") and JOHN T. RYAN III (the "Grantee") having executed the above-entitled Restricted Stock Agreement (the "Agreement") as of March 15, 1996, do hereby execute this First Amendment thereto as of June 2, 1998.



     1.  The Agreement is hereby amended by the addition of the following new
Section 12:



          "12.    Additional Accelerated Lapse of Restrictions.  Notwithstanding
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     any other provision hereof, in addition to the 'Section 8 Events' which will cause an accelerated lapse (pursuant to Section 8 of the 1987 Plan) of any restrictions applicable to the Restricted Stock evidenced by this Agreement, all such restrictions shall lapse immediately prior to any occurrence of an event described in the following paragraph (an 'Acceleration Event'), regardless of the scheduled lapse of such restrictions. As used in the immediately preceding sentence, 'immediately prior' to the Acceleration Event shall mean sufficiently in advance of the Acceleration Event to permit the Grantee to take all steps reasonably necessary to deal with the Restricted Stock evidenced by this Agreement so that those formerly restricted shares may be treated in the same manner in connection with the Acceleration Event as the shares of the common stock of the Company held by other shareholders.

          "An 'Acceleration Event' shall be deemed to have occurred if there is consummated a merger or consolidation of any direct or indirect subsidiary of the Company with any other corporation, other than (I) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least fifty-one percent (51%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities.



          "'Affiliate' shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.



          "'Beneficial Owner' shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
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          "'Exchange Act' shall mean the Securities and Exchange Act of 1934, as amended from time to time.

          "'Person' shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (I) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) any individual or entity [including the trustees (in such capacity) of any such entity which is a trust] which is, directly or indirectly, the Beneficial Owner of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's then outstanding securities immediately before the date hereof or any Affiliate of any such individual or entity, including, for purposes of this Plan, any of the following: (A) any trust (including the trustees thereof in such capacity) established by or for the benefit of any such individual; (B) any charitable foundation (whether a trust or a corporation, including the trustees or directors thereof in such capacity) established by any such individual; (C) any spouse of any such individual; (D) the ancestors (and spouses) and lineal descendants (and spouses) of such individual and such spouse; (E) the brothers and sisters (whether by the whole or half blood or by adoption) of either such individual or such spouse; or (F) the lineal descendants (and their spouses) of such brothers and sisters."



     2. As amended by this First Amendment, the Agreement is hereby specifically ratified and reaffirmed.



     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of June 2, 1998.



                              MINE SAFETY APPLIANCES COMPANY



                              By  /s/ Donald H. Cuozzo
                                 __________________________________
                                   Donald H. Cuozzo
                                   Vice President and Secretary



WITNESS:                      GRANTEE:

_________________________     __________________________________
                                      John T. Ryan III


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